UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

PETROHUNTER ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51152 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, Colorado 80202
(Address of principal executive offices)            (Zip Code)

(303) 572-8900
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 10, 2008, the registrant and its wholly-owned subsidiary (collectively “PetroHunter”) closed on the sale of an undivided 25% working interest in five wells, including the 40-acre tract surrounding each well, to Falcon Oil & Gas Ltd. (“Falcon”).  PetroHunter also granted Falcon an option to Falcon to acquire an undivided 50% working interest in PetroHunter’s Buckskin Mesa project, as more fully described in the news release which is filed as an exhibit to this report.  As consideration for the working interest and option, Falcon will pay for all testing and completion costs related to the five wells, up to $7 million.

Marc A. Bruner, the Chairman, CEO and President of Falcon, is the founder and largest shareholder of PetroHunter.  Falcon advised PetroHunter and has announced that Mr. Bruner did not participate in the vote by the Falcon Board of Directors when the Falcon board voted to approve this transaction.

Item 9.01                             Financial Statements and Exhibits

Regulation S-K Number	Document

99.1	News Release dated November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
November 10, 2008	By: /s/ David E. Brody David E. Brody Senior Vice President and General Counsel

EXHIBIT INDEX

Regulation S-K Number	Document

99.1	News Release dated November 10, 2008